REGISTRATION RIGHTS AGREEMENT
               (Including Restrictions on Transfer)


               July 2, 1997



          Mr. Sol C. Miller
          MSE Corporation
          941 North Meridian Street
          Indianapolis, IN 46204-1061

          Dear Mr. Miller:

          In connection with the Purchase Agreement dated July 2, 1997 (the "Purchase Agreement"), between Analytical Surveys, Inc., a Colorado corporation ("ASI"), and you (the "Shareholder"), ASI hereby covenants and agrees with the Shareholder, and with any Permitted Transferee of the Restricted Stock (as defined below), as follows:

          1. Certain Definitions. The following terms have the following respective meanings:

               "Agreement" means this Registration Rights Agreement.

               "Closing Date" means the date of this Registration Rights Agreement.

               "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "Common Stock" means the shares of common stock, no par value, of ASI, as constituted as of the date of this Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect at the time.

               "Permitted Transferees" means the Shareholder's spouse, lineal descendants (by blood or adoption) or estate, the Shareholder's spouse's lineal descendants, or trusts or other entities created for the exclusive benefit of, or beneficially owned exclusively by, the Shareholder and such persons or entities.

               "Registration Expenses" means the expenses so described in
               Section 9.

               "Restricted Stock" means the shares of Common Stock issued to the Shareholder pursuant to the Purchase Agreement and any additional shares of Common Stock or other securities issued in respect of such shares in connection with a stock dividend, stock split, recapitalization, reclassification or other transaction affecting ASI's outstanding Common Stock.

               "Securities Act" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission under the Securities Act of 1933, all as the same are in effect at the time.

               "Selling Expenses" means the expenses so described in
               Section 9.

               "Transfer" means a sale, exchange, assignment, pledge or other disposition of Restricted Stock or any interest therein, whether voluntary or by operation of law, excluding a Transfer to a Permitted Transferee.

          2. Restrictive Legend. Each certificate representing Restricted Stock until such legend is removed or such shares are sold in accordance with the other provisions of this Agreement, will be stamped or otherwise imprinted with a legend substantially in the following form:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF AVAILABLE, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE, AND (B) ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON RESALE UNDER AN AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.''

          3. Restriction on Sale. The Shareholder will not Transfer any shares of the Restricted Stock prior to the second anniversary of the Closing Date, except pursuant to the exercise of Incidental Rights (as defined below) provided for in Section 6(a)(i)) or to a Permitted Transferee as provided in Section 12.

          4. Notice of Proposed Transfer. Prior to any proposed Transfer of any Restricted Stock after the second anniversary of the Closing Date (other than under the circumstances described in Sections 5 and 6 or to a Permitted Transferee under Section 12), the Shareholder will give written notice to ASI of his intention to effect such Transfer. Each such notice will describe the manner of the proposed Transfer and, if requested by ASI, will be accompanied by an opinion of counsel reasonably satisfactory to ASI to the effect that the proposed Transfer of the Restricted Stock may be effected without registration under the Securities Act and any state securities laws, at which point the Shareholder will be entitled to Transfer such Restricted Stock in accordance with the terms of its notice. Each certificate of Restricted Stock Transferred as above provided will bear the legend set forth in Section 2, unless (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or
          (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

          The foregoing restrictions on transferability of Restricted Stock will terminate as to any particular shares of Restricted Stock when such shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the Shareholder set forth in the registration statement concerning such shares, or when the legend set forth in Section 2 is removed from the certificates representing such shares in accordance with the immediately preceding sentence of this Section 4. Whenever the Shareholder is able to demonstrate to the reasonable satisfaction of ASI (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to him without limitation, the Shareholder will be entitled to receive from ASI, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

          5.   Demand Registration Rights.

               (a) The Shareholder has the right to request registration of Restricted Stock under the Securities Act (the "Demand Rights") with the following restrictions: the Demand Rights may be exercised (i) once, with respect to up to 462,500 shares of Restricted Stock (less the number of shares of Restricted Stock sold by the Shareholder after the second anniversary of the Closing Date under Rule 144 or privately), between the second and third anniversaries of the Closing Date, and (ii) once, with respect to up to all of the remaining shares of Restricted Stock, between the third and sixth anniversaries of the Closing Date. The Shareholder may not make a request to register fewer than 100,000 shares.

               (b) ASI will use its best efforts to register under the Securities Act for public sale in accordance with the method of disposition specified in the initial written request from the Shareholder for registration of the shares of Restricted Stock, subject to the limitations set forth below. If such method of disposition is to be an underwritten public offering, ASI may designate the managing underwriter of such offering, provided that such managing underwriter is reasonably satisfactory to the Shareholder. Notwithstanding anything to the contrary contained in this Agreement, the obligation of ASI under this Section 5 will be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in the Shareholder's written request (subject to limitations set forth in clause
               (a) of this Section), for sale in accordance with the method of disposition specified by the Shareholder, has become effective and has remained effective for the lesser of (i) 90 days or (ii) the period within which all shares so registered have been sold; provided, however, that if the Shareholder requests registration of Restricted Stock under this Section 5 and later withdraws such request, whether or not a registration statement had been filed at the time of such withdrawal, ASI will be deemed to have satisfied its obligation hereunder with respect to that request, as fully as if the shares of Restricted Stock specified therein had been registered and sold, unless, within 30 days after receiving ASI's statement therefor, the Shareholder reimburses ASI for all expenses incurred by ASI in connection with such registration.

               (c) Notwithstanding the grant of the Demand Rights, the Shareholder will not have the right to require registration at any time that the provisions of Rule 144(k) are available to the Shareholder with respect to the sale of the Restricted Stock.

               (d) Notwithstanding the grant of the Demand Rights, ASI, upon notice to the Shareholder, may suspend the right of the Shareholder to exercise the Demand Rights, for a period not to exceed 90 days (the ``Suspension Period''), if and to the extent that ASI determines, in good faith, that the filing of a registration statement by ASI reasonably could be expected to have a material adverse effect on ASI and its shareholders and delivers a certificate signed by the President of ASI to such effect. Such right may be exercised only once in any 12-month period, and, if either period described in clauses (i) or (ii) of Section 5(a) would otherwise end during a Suspension Period, then the period described in clause (i) or (ii) of Section 5(a) will be extended for a period equal to the Suspension Period plus 30 days.

          6.   Incidental Registration Rights.

               (a) The Shareholder has incidental registration rights as described in Section 6(b) (the "Incidental Rights") with respect to all of the shares of the Restricted Stock, beginning on the Closing Date and ending on the sixth anniversary of the Closing Date, with the following limitations: (i) before the second anniversary of the Closing Date the Incidental Rights are limited to 10% of the primary shares of Common Stock offered and sold by ASI in the offering as to which the Incidental Rights are being exercised, and (ii) between the second and third anniversaries of the Closing Date, the Incidental Rights are limited to 462,500 shares of the Restricted Stock, less shares of the Restricted Stock previously sold by the Shareholder by any method.

               (b) Each time ASI proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under any employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or a registration on any form which is not available for the registration of Restricted Stock) ASI will give written notice to the Shareholder of its intention to do so. The Shareholder may give ASI a written request to register all or some of the Restricted Stock in the registration described in the written notice from ASI, provided that such written request is given within 20 days after receipt of any such notice from ASI, with such request stating the number of shares of Restricted Stock to be disposed of and the intended method of disposition of such Restricted Stock. Upon receipt of such request, ASI will use its best efforts to cause promptly all such shares of Restricted Stock intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition in accordance with the intended methods set forth in the request for registration; provided, however, that if the registration relates to an underwritten offering, (i) the Shareholders right to have shares of Restricted Stock included in the registration will be contingent upon the Shareholder agreeing to include such Restricted Stock in the offering and entering into an underwriting agreement as provided in Section 8 and (ii) if the managing underwriter of such offering determines reasonably and in good faith in writing that the inclusion of all of the shares of Restricted Stock as to which the Shareholder has requested registration would adversely affect the offering, the number of shares to be registered for the account of the Shareholder will be reduced to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter. Any reduction under clause (ii) will affect all persons including shares in the registration pursuant to the exercise of incidental registration rights like those granted to the Shareholders in this Section 6 proportionately in accordance with the number of shares that each had requested the Company to include in the registration. ASI's obligations under this section apply to a registration to be effected for securities to be sold for the account of ASI as well as a registration statement which includes securities to be offered for the account of other holders of ASI equity securities.

          7. Purchase in Lieu of Registration. If the Shareholder exercises Demand Rights or Incidental Rights as to any shares of the Restricted Stock (a '' Registration Notice''), then ASI will have the option (the ''Option''), which Option may be exercised only to the extent not prohibited by Section 7-106-401, of the Colorado Business Corporation Act, to purchase any or all of such shares, in lieu of registering them, at the current market price determined as follows: as to each share of Common Stock, the average of the daily closing prices for the Common Stock for the 20 consecutive trading days before the day the Registration Notice was received by ASI. The closing price for each day will be the last reported sale price regular way, or, in case no such reported sale takes place on such day, the reported closing price regular way, in either case on the composite tape, or if the Common Stock is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system, or if the Common Stock is not quoted on the NASDAQ, or any comparable system, the average of the closing bid and asked prices quoted to the public by a person then making a market in the Common Stock, and if no person is a market maker in the Common Stock, then the average of the closing bid and asked prices furnished by any member of the National Association of Securities Dealers, Inc. ASI may exercise the Option at any time within 15 days after receiving the Registration Notice by giving the Shareholder written notice of its election to exercise. Such notice must specify the number of shares of the Restricted Stock that ASI elects to purchase, the current market price as determined according to the formula set forth above, and the date of payment for such shares, which will be within 60 days after ASI's receipt of the Registration Notice. On the date fixed for payment in ASI's notice of exercise, the Shareholder will deliver certificates representing the shares of Restricted Stock that ASI has elected to purchase, duly endorsed for transfer to ASI, free and clear of liens, claims and encumbrances, to ASI at its principal executive offices against payment by ASI of the purchase price for such shares. If ASI elects to purchase less than all of the shares covered by a registration notice, it will be obligated to register the balance of such shares, subject to the provisions of Section 5.

          8. Registration Procedures and Expenses. As to any shares of the Restricted Stock that are subject to a Registration Notice under the Demand Rights and as to which ASI does not exercise the Option provided for in Section 7, ASI will:

               (a) as expeditiously as is reasonably practicable after the expiration of the period within which ASI may exercise the Option, prepare and file with the Commission, a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective and to remain effective for 90 days;

               (b) as expeditiously as is reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the Shareholder's intended method of disposition set forth in such registration statement for such period;

               (c) as expeditiously as is reasonably practicable, furnish to the Shareholder and to each underwriter such number of copies of the registration statement and the prospectus included in the registration statement (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

               (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholder or, in the case of an underwritten public offering, the managing underwriter, reasonably request, if such registrations are required by law;

               (e) immediately notify the Shareholder and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances then existing;

               (f) use its best efforts (if the offering is underwritten) to furnish, at the request of the Shareholder on the date that the Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing ASI for the purposes of such registration, addressed to the underwriters and to the Shareholder stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement of each of them, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission under the Securities Act (except that such counsel need express no opinion as to financial statements and other financial and statistical data contained in each of them) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the Shareholder or its counsel, and
               (ii) a letter dated such date from the independent public accountants retained by ASI, addressed to the underwriters and to the Shareholder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of ASI included in the registration statement or the prospectus, or any amendment or supplement of such statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter will additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request;

               (g) as expeditiously as is reasonably practicable, make available for inspection by the Shareholder, and any attorney, accountant or other agent retained by the Shareholder, all financial and other records, pertinent corporate documents and properties of ASI, and cause ASI's officers, directors and employees to supply all information reasonably requested by the Shareholder or any such attor-ney, accountant or agent in connection with such registra-tion statement;

               (h) as expeditiously as is reasonably practicable, cause all the Restricted Stock covered by the registration statement to be listed on each securities exchange on which similar securities of ASI are then listed; and

               (i) provide a transfer agent and registrar for all the Restricted Stock covered by the registration statement not later than the effective date of such registration statement.

          The provisions of Section 8(a) through (i) will also apply to all shares of the Restricted Stock that are subject to a Registration Notice under the Incidental Rights and as to which ASI does not exercise the Option provided for in Section 7, except that ASI will be entitled to control the timing of the registration process in all respects and may withdraw or terminate any such registration at any time.

          In connection with each registration under this Agreement, the Shareholder will furnish to ASI in writing such information with respect to himself and the proposed distribution by him as will be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 5 or 6 covering an underwritten public offering, ASI and the Shareholder will enter into a written agreement with the managing underwriter selected in the manner provided above in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of ASI's size and investment stature; provided, however, that such agreement will not contain any such provision applicable to ASI or the Shareholder which is inconsistent with the provisions of this Agreement and provided, further, that the time and place of the closing under said agreement will be as mutually agreed upon among ASI, such managing underwriter and the Shareholder.

          9.    Expenses.

               (a) All expenses incurred in complying with Sections 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for ASI, fees of the Commission and National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses and fees and expenses of counsel for the Shareholder or any other expenses of the Shareholder, are referred to as "Registration Expenses". All underwriting discounts, selling commissions applicable to the sale of the Restricted Stock, and any customary and reasonable underwriter's expense allowances expressed on a percentage of the proceeds of the offering, are referred to as "Selling Expenses".

               (b) ASI will pay all Registration Expenses in connection with each registration statement filed pursuant to
               Section 6, and in connection with the first registration statement filed pursuant to the Shareholder's exercise of Demand Rights. The Shareholder will pay all customary and reasonable Registration Expenses in connection with the second registration statement filed pursuant to its exercise of Demand Rights, except that: (i) the Shareholder will not be required to pay or reimburse ASI for the costs of any audit of ASI's financial statements that would have been performed in any event; (ii) the Shareholder will not have to pay or reimburse ASI for the time of any ASI executives or other personnel involved in preparing the registration statement; and (iii) if any other shareholders of ASI participate in such registration, the Shareholder will be required to pay only his pro rata portion of the Registration Expenses. All Selling Expenses in connection with any registration statement filed pursuant to Sections 5 and 6 will be borne by the Shareholder.

          10. Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 5 or 6, ASI will indemnify and hold harmless the Shareholder and each underwriter of Restricted Stock under the Securities Act and each other person, if any, who controls the Shareholder or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of such registration statement, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ASI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, any underwriter or any controlling person in writing specifically for use in such registration statement or prospectus.

          In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 5 or 6, the Shareholder will indemnify and hold harmless ASI and each person, if any, who controls ASI within the meaning of the Securities Act, each officer of ASI who signs the registration statement, each director of ASI, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which ASI or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered, any preliminary prospectus or final prospectus contained in such registration statement or any amendment or supplement of such registration statement, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ASI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable under this Agreement in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to ASI by the Shareholder specifically for use in such registration statement or prospectus; provided, further, however, that the liability of the Shareholder under this Agreement will be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by the Shareholder under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the proceeds received by the Shareholder from the sale of the Restricted Stock covered by such registration statement.

          Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party will, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, promptly notify the indemnifying party in writing of such claim, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is prejudiced by such omission or delay. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in and, to the extent it wishes, to assume and undertake the defense of such action with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected (unless such indemnified party reasonably objects to such assumption on the grounds that there are likely to be defenses available to it which are different from or in addition to, and are in conflict with, the defenses available to such indemnifying party, in which event the indemnified party will be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining its separate legal counsel, but only to the extent of such conflict). The indemnifying party will lose its right to defend, contest, litigate and settle a matter if it fails to contest such matter diligently. No matter will be settled by an indemnifying party without the prior written consent of the indemnified party, unless such settlement contains a full and unconditional release of the indemnified party.

          Notwithstanding the foregoing, any indemnified party has the right to retain its own counsel in any such action, but the fees and disbursements of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party fails to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party mutually agree to the retention of such counsel. The indemnifying party will not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in the first two paragraphs of this Section 10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect of such losses, claims, damages or liabilities, then each indemnifying party will in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of ASI, on the one hand, and the underwriters and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. ASI and the Shareholder agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. Notwithstanding the provisions of this paragraph, the Shareholder will not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by the Shareholder under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the proceeds received by the Shareholder for the sale of the Restricted Stock covered by such registration statement and (ii) the amount of any damages which it would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.
          No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          The indemnification of underwriters provided for in this Sec-tion 10 will be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of the shares of Restricted Stock.

          11. Changes in Common Stock. If the Company should take any action to change its outstanding shares of Common Stock into a greater or lesser number of shares, whether by stock split, stock dividend or otherwise, all numbers of shares given in this Agreement will automatically be proportionately adjusted.

          12.  Permitted Transferees.

               (a) In order to Transfer Restricted Stock to a Permitted Transferee, the Shareholder will submit the certificates representing the shares to the Company together with (i) a written agreement satisfactory in form and substance to ASI signed by the Permitted Transferee agreeing to be bound by all of the terms and provisions of this Agreement applicable to the Shareholder; (ii) such evidence as ASI may reasonably request that the proposed transferee in a Permitted Transferee; (iii) an opinion of counsel reasonably satisfactory to ASI that the proposed Transfer may be effective without registration under the Securities Act and any state securities laws. The certificate issued in the name of the Permitted Transferee will bear the legend referred to in Section 2.

               (b) Following any Transfer of Restricted Stock to a Permitted Transferee, the Shareholder and all Permitted Transferees will be jointly and severally liable for the performance of the obligations of the Shareholder hereunder, and the rights of the Shareholder hereunder will be exercised by a single representative of all holders of Restricted Stock. As long as the Shareholder is alive and legally competent and continues to own any share of Restricted Stock, the Shareholder shall be that representative. Upon the death or incompetency of the Shareholder, his execution or conservation will appoint a Permitted Transferee as successor representative. Upon the Transfer by the Shareholder of all of his Restricted Stock, if any Permitted Transferee will own Restricted Stock after the Transfer, the Shareholder will appoint a Permitted Transferee as successor representative. If any successor representative appointed by the Shareholder or his executor or conservator resigns or ceases to own Restricted Stock, the Permitted Transferees will appoint a successor representative by majority vote of the shares of Restricted Stock then owned by all Permitted Transferees. The Shareholder or other person or persons appointing or electing a successor representative will give written notice of such election or appointment to the Company, identifying the successor representative. The Company will be entitled to rely without inquiry on the instructions of the representative last identified to it as provided above and may disregard any contrary claims or demands by any other holder of Restricted Stock.

               (c) After any Transfer to a Permitted Transferee, all provisions of this Agreement will apply to all shares, transactions or actions of the Shareholders and all Permitted Transferees in the aggregate. Without limiting the generality of the foregoing, the number of shares as to which the shares of the Restricted Stock Transferred by any Permitted Transferee will be aggregated with the shares of the Restricted Stock Transferred by the Shareholder for the purpose of determining the number of shares of the Restricted Stock that may be sold by the Shareholder or any Permitted Transferee pursuant to a Demand Right or an Incidental Right.

          13.  Miscellaneous.

               (a) In order to make available to the Shareholder the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Restricted Stock to the public without registration, ASI agrees that, when required by law, it will use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Commission, at all times; (ii) file with the Commission in a timely manner all reports and other documents required of ASI under the Securities Act and the Exchange Act; and (iii) so long as the Shareholder owns any shares of Restricted Stock, furnish the Shareholder, promptly after the Shareholder's request a written statement by ASI as to its compliance with the reporting requirements of Rule 144.

               (b) Subject to the restrictions on Transfer set forth herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement whether so expressed or not.

               (c) All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement will be deemed duly given only if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

                    (i) if to ASI, to it at: Analytical Surveys, Inc., 1935 Jamboree Drive, Suite 100, Colorado Springs, Colorado 80920, Attention: Sidney V. Corder;

                    (ii) if to the Shareholder, to him at: Geo. S. Olive & Co. LLC, 700 Capital Center South, 201 North Illinois Street, Indianapolis, Indiana 46204, Attention: Mr. Charles E. Thomas, Telecopy: (317) 383-4200; and

                    (iii) if to any Permitted Transferee, to it at such address as may have been furnished to ASI in writing by such holder;

               Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and one business day after receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

               (d) This Agreement will be governed by and construed in ac-cordance with the laws of the State of Indiana.

               (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and may not be modified or amended except in writing.

               (f) This Agreement may be executed in two or more counter-parts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               (g) All references in this Agreement to Sections refer to the pertinent provision of this Agreement unless provided otherwise.

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this Agreement, whereupon this Agreement will be a binding agreement between ASI and you.

          Very truly yours,
          Analytical Surveys, Inc.

                    \s\ S. V. Corder
          By:       Sidney V. Corder
          Title:    Chairman and Chief Executive Officer


          AGREED TO AND ACCEPTED
          as of the date first
          above written.

                    \s\ Sol C. Miller
                    Sol C. Miller